P R E S S R E L E A S E

SES, Hai Hua Waste Coal-to-Methanol Gasification Plant

Achieves Substantial Completion

Plant construction moves to commissioning and operating phase for Q407 project completion

HOUSTON, Texas, October 9, 2007 – Synthesis Energy Systems, Inc. (“SES” or the “Company”) (OTC: SYMX) announced that SES (Zaozhuang) New Gas Company, Ltd., its joint venture with Shandong Hai Hua Coal & Chemical Company Ltd. (“Hai Hua”), achieved substantial completion on its 28,000 normal cubic meters per hour of synthesis gas (“syngas”) coal gasification facility in Shandong Province, China.

David Nicoll, Senior Vice President Engineering of SES, stated, “This marks a significant milestone in the development of our first U-GAS® gasification facility in China.  Despite an abnormally wet summer in China, we were able to meet this challenging project deadline on time.  With substantial completion behind us, we have now begun commissioning process units and heating the gasification blocks in preparation of producing commercial syngas at this facility which, when completed, will be the only commercial scale gasification plant of its kind in operation.”

Added Donald Bunnell, President and CEO of SES – Asia Pacific, “Like our other two coal-to-chemical projects now underway in China and in various stages of development, we believe that this project will utilize China’s abundant, low value coal reserves to help meet a growing need for clean, affordable non-petroleum based fuels and chemicals to fuel a growing economy.”

This plant will use SES’ licensed U-GAS® technology to convert low-cost waste coal into syngas.  Hai Hua, an independent producer of metallurgical coke, coal gas and methanol, will use the syngas produced from the coal gasification facility in its 100,000 tonne per year methanol plant, as fuel in its coke ovens and for its on-site power generation facility.  This project continues to target initial syngas sales to Hai Hua in the fourth quarter of 2007.  Future expansion plans would increase capacity to accommodate a planned increase in methanol production by Hai Hua, and to meet other gas and chemical demands.

About Synthesis Energy Systems
Synthesis Energy Systems, Inc. is an energy and technology company that deploys proprietary systems and technology to gasify low value fuels to replace high cost energy and chemical products sold to major global markets.  The U-GAS® technology, which the Company licenses from the Gas Technology Institute, is designed to turn high-ash coals and waste coal products into high value synthesis gas for use in power and chemical applications.  The technology gasifies coal without many of the harmful emissions associated with coal combustion plants.  SES currently has offices in Houston, Texas, Shanghai and Beijing, China.  For more information on SES, visit www.synthesisenergy.com or call (713) 579-0600.

6330 West Loop South, Suite 300  Houston, Texas 77401

Tel: (713) 579-0600 / Fax: (713) 579-0610

Forward Looking Statements
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words "expects," "will" and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of SES and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond SES's control. These include, but are not limited to, risks and uncertainties associated with: our early stage of development, the limited history and viability of our technology, our results of operation in foreign countries and the successful completion and expansion of our Hai Hua project.  SES cautions that the foregoing factors are not exclusive. SES assumes no obligation to update the information contained in this press release.

Contact:
Synthesis Energy Systems, Houston, Texas
Suzanne M. McLeod

Manager, Investor Relations

(713) 579-0602

suzanne.mcleod@synthesisenergy.com